UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On July 20, 2010, GlobalOptions Group, Inc., a Delaware corporation (the “Company”), completed the sale (the “Asset Sale”) of the Company’s Fraud and Special Investigative Unit Services business unit (“FSIU”), including the Company’s GlobalTrak system to GlobalOptions Services, Inc., a Delaware corporation (“Buyer”), in accordance with that certain Asset Purchase Agreement, dated June 11, 2010 (the “Purchase Agreement”), by and among the Company, GlobalOptions, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“GOI”, and together with the Company, “Sellers”), and Buyer.

The consideration for the Asset Sale consisted of (i) approximately $8.34 million in cash at closing (inclusive of certain adjustments for working capital and lease deposits and subject to a potential post-closing adjustment based on the net-working capital of FSIU at closing), of which $825,000 will be held in escrow for 15 months following the closing; and (ii) the assumption of substantially all of FSIU’s liabilities.

Frank Pinder, the President of FSIU, together with David Finney, James Buscarini, Kevin McGinn and Mike Brantley, respectively the Vice Presidents of Operations, Business Development, Finance and IT, will be officers and shareholders of Buyer.  Balmoral Advisors, LLC, Private Equity Partners LLC and the North Atlantic Value LLP unit of JO Hambro Capital Management Ltd are the private equity sponsors.  The terms of the Purchase Agreement and the amount of the consideration for the Asset Sale were negotiated by Sellers and Buyer on an arms-length basis.

In connection with the Asset Sale, GOI and Buyer entered into certain license agreements pursuant to which the Company and GOI granted Buyer worldwide, perpetual, irrevocable, exclusive, royalty-free, fully paid-up rights and licenses to certain of the Company’s and GOI’s intellectual property, including but not limited to the “GlobalOptions” corporate name, logo and websites (all of which the Buyer has the right to purchase in the future for nominal consideration), and the Company’s Rapid Data Module and Rapid Video Module software and related source materials.  Additionally, Sellers and Buyer entered into a transition service agreement pursuant to which Sellers and Buyer will provide each other with certain transition services following the closing.

The Company’s entry into and the terms of the Purchase Agreement were previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010.

Item 8.01.                      Other Events.

On July 21, 2010, the Company issued a press release announcing the completion of the Asset Sale.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010	GLOBALOPTIONS GROUP, INC.

By:
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 21, 2010.